Exhibit 10.1

EXECUTION COPY

TRUMP ENTERTAINMENT RESORTS HOLDINGS, L.P.

AMENDMENT NO. 1

Dated as of December 7, 2005

AMENDMENT NO. 1 TO CREDIT AGREEMENT, dated as of December 7, 2005 (this “Amendment”), among Trump Entertainment Resorts Holdings, L.P., a Delaware limited partnership (the “Borrower”), the Required Lenders (as defined in the Credit Agreement referred to below), and Morgan Stanley Senior Funding, Inc., as administrative agent (the “Administrative Agent”) for the Lender Parties (as defined in the Credit Agreement referred to below).

W I T N E S S E T H:

WHEREAS, the Borrower, the General Partner (as defined in the Credit Agreement), the Subsidiary Guarantors (as defined in the Credit Agreement), the Lender Parties party thereto and the Agents (as defined in the Credit Agreement) have entered into that certain Credit Agreement dated as of May 20, 2005 (as amended by this Amendment and as such agreement may be further amended from time to time, the “Credit Agreement”; capitalized terms used herein but not defined being used herein as defined in the Credit Agreement);

WHEREAS, the Borrower desires to refinance the outstanding Term B Advances under the Credit Agreement with two new classes of Term B Advances under the Credit Agreement (the “New Term B Advances”) with each such New Term B Advance having identical terms with, having the same rights and obligations under the Loan Documents as and in the same aggregate principal amounts as the applicable Term B Advance to be refinanced, as set forth in the Loan Documents, except as such terms are amended hereby;

WHEREAS, each Term B Lender who executes and delivers this Amendment shall be deemed, upon the effectiveness of this Amendment, to have exchanged its Term B Commitment and Term B Advances (which Term B Commitment and Term B Advances shall thereafter be deemed terminated and refinanced in full) for a new Term B Commitment (a “New Term B Commitment”) and New Term B Advances in the same aggregate principal amount as such Lender’s outstanding Term B Advances as set forth in the Register, as amended as of the Amendment No. 1 Effective Date (as hereinafter defined), and such Lender shall thereafter become a New Term B Lender (each, a “New Term B Lender”);

WHEREAS, each Person who executes and delivers this Amendment as an Additional Term B-1 Lender (each, an “Additional Term B-1 Lender”), will make Additional Term B-1 Advances on the Amendment No. 1 Effective Date (each, an “Additional Term B-1 Advance”) to the Borrower in an aggregate principal amount equal to the amount set forth opposite its name in the Register, as amended as of the Amendment No. 1 Effective Date, the proceeds of which will be used by the Borrower to refinance in full the outstanding principal amount of Term B-1 Advances of Term B-1 Lenders, if any, who do not execute and deliver this Amendment, it being understood that an Additional Term B-1 Lender may be a Term B Lender prior to the Amendment No. 1 Effective Date;

WHEREAS, the Borrower shall pay to each Term B Lender all accrued and unpaid interest in respect of its Term B Advances to the Amendment No. 1 Effective Date; and

WHEREAS, the Borrower, the Administrative Agent and each of the Lenders party hereto have agreed to further amend the Credit Agreement in certain respects as set forth below;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto hereby agree as follows:

SECTION 1. Amendments to the Credit Agreement Related to the Riverboat Sale and Certain Other Amendments.

(a) Section 1.01 is hereby amended by adding the following definitions in proper alphabetical order:

“‘Fair Market Value’ means, with respect to any property, the sale value that would be obtained in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as certified in a certificate issued by a Responsible Officer of the General Partner (such certificate to include a true and correct copy of a resolution of the Board of Directors of the General Partner determining such value).”

“Majestic” means The Majestic Star Casino, LLC, an Indiana limited liability company.

“Purchase Agreement” means that certain Stock Purchase Agreement, dated as of November 3, 2005 (as amended, modified or supplemented on or prior to the Amendment No. 1 Effective Date), between the Borrower and Majestic, as such agreement may be further amended, modified or supplemented, provided that in the case of any material amendment, modification or supplement, and such amendment is adverse to the Borrower, it shall be reasonably acceptable to the Administrative Agent.

“‘Riverboat Sale’ means the sale, transfer or other disposition by the Borrower of all or substantially all of the capital stock of and/or assets of Trump Indiana to Majestic or any assignee of Majestic under the Purchase Agreement pursuant to the terms of the Purchase Agreement, in exchange for consideration at least equal to the Fair Market Value of such assets, provided that at least 85% of such consideration shall be in the form of cash or Cash Equivalents (subject to the requirement that a portion of such proceeds may be required to be deposited into an escrow account pursuant to the terms of the Purchase Agreement), and provided, further that any such Cash Equivalents (other than Cash Equivalents deposited into an escrow account pursuant to the terms of the Purchase Agreement) consisting of certificates of deposit or time deposits shall be issued or held in a deposit account maintained with a Pledged Account Bank (as defined in the Security Agreement) having a Thompson Bank Watch Rating of “B” or better.”

(b) The definition of “Interest Coverage Ratio” contained in Section 1.01 is hereby amended by adding the following clause to the end of clause (b) thereof and immediately prior to the phrase “, in each case,”:

“, less any cash interest income received”.

(c) The definition of “First Lien Leverage Ratio” contained in Section 1.01 is hereby deleted in its entirety and replaced with the following:

“First Lien Leverage Ratio” means, at any date of determination, the ratio of (i) Consolidated Debt for Borrowed Money of the General Partner and its Subsidiaries (other than Unrestricted Subsidiaries) at such date that is secured by a first-priority security interest in assets of the General Partner and its Subsidiaries (other than Unrestricted Subsidiaries), less unrestricted and available cash on hand of the General Partner and its Subsidiaries in excess of $50,000,000, to (ii) Consolidated EBITDA of the General Partner and its Subsidiaries (other than Unrestricted Subsidiaries) for the most recently completed Measurement Period.

(d) The definition of “Leverage Ratio” contained in Section 1.01 is hereby deleted in its entirety and replaced with the following:

‘“Leverage Ratio” means, at any date of determination, the ratio of (i) Consolidated Debt for Borrowed Money of the General Partner and its Subsidiaries (other than Unrestricted Subsidiaries) at such date, less unrestricted and available cash on hand of the General Partner and its Subsidiaries in excess of $50,000,000, to (ii) Consolidated EBITDA of the General Partner and its Subsidiaries (other than Unrestricted Subsidiaries) for the most recently completed Measurement Period.”

(e) The definition of “Net Cash Proceeds” contained in Section 1.01 is hereby amended by adding the phrase “and (xiii)” immediately after the phrase “clauses (i) through (xi)” in subsection (a) thereof;

(f) Section 5.02(e) is hereby amended by (i) deleting the word “and” from the end of clause (xi) thereof, (ii) adding the word “and” to the end of clause (xii) thereof, and (iii) adding a new clause (xiii) to the end of such subsection (e) to read as follows:

“(xiii) so long as no Default shall have occurred and be continuing or would result from such sale, the Riverboat Sale.”;

(g) Section 5.02(o)(i) is hereby amended by (i) replacing “$200,000,000” in the fourth line thereof with “$250,000,000”, (ii) replacing the clause “December 31, 2008, $410,000,000” in the fifth line thereof with the clause “December 31, 2010, $550,000,000”, and (iii) replacing the clause “December 31, 2009” in the seventh line thereof with the clause “December 31, 2011”; and

(h) Section 5.02(o)(ii) is hereby amended by replacing the words “made in any Fiscal Year shall not exceed (A) for the Fiscal Year ending December 31, 2005, 7.25% and (B) for each Fiscal Year thereafter, 6.0%, in each case” with the words “made in any Fiscal Year ending on or after December 31, 2006 shall not exceed 8.0%”.

(i) Section 9.12 of the Credit Agreement is hereby amended to read in its entirety as follows:

“Section 9.12. Release of Collateral. Upon the sale, lease, transfer or other disposition of any item of Collateral of any Loan Party (including, without limitation, as a result of the sale, in accordance with the terms of the Loan Documents, of the Loan Party that owns such Collateral) in accordance with the terms of the Loan Documents or sale of all of the assets of, or all of the Equity Interests in, a Subsidiary in a transaction permitted by Section 5.02(e), the Collateral Agent will, at the Borrower’s expense, execute and deliver to such Loan Party such documents as such Loan Party may reasonably request to evidence the release (a) of such item or such Subsidiary of Collateral from the assignment and security interest granted under the Collateral Documents in accordance with the terms of the Loan Documents and (b) such Subsidiary from the Subsidiary Guaranty.”

SECTION 2. Amendments to the Credit Agreement Related to the New Term B Facility.

(a) Section 1.01 of the Credit Agreement is hereby amended as follows:

(i) By deleting the definition of “Commitment” in its entirety and replacing it with the following:

“‘Commitment’ means a New Term B Commitment, a Revolving Credit Commitment or a Letter of Credit Commitment.”;

(ii) By deleting the definition of “Term B Advance” in its entirety and replacing it with the following:

“‘Term B Advance’ has the meaning specified in Section 1.01 of this Credit Agreement, as in effect prior to the Amendment No. 1 Effective Date.”;

(iii) By deleting the definition of “Term B-1 Advance” in its entirety and replacing it with the following:

“‘Term B-1 Advance’ has the meaning specified in Section 1.01 of this Credit Agreement, as in effect prior to the Amendment No. 1 Effective Date.”;

(iv) By deleting the definition of “Term B-2 Availability Termination Date” in its entirety and inserting the following definition in proper alphabetical order:

“New Term B-2 Availability Termination Date” has the meaning specified in Section 2.01(b)(i).”

(v) By deleting the definition of “Term B Commitment” in its entirety and inserting the following definition in proper alphabetical order:

“‘New Term B Commitment’ means a New Term B-1 Commitment or a New Term B-2 Commitment.”

(vi) By deleting the definition of “Term B-1 Commitment” in its entirety and inserting the following definition in proper alphabetical order:

“‘New Term B-1 Commitment’ means, with respect to any New Term B-1 Lender at any time, the amount set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 9.07(d) as such Lender’s ‘New Term B-1 Commitment’ (inclusive of such New Term B-1 Lender’s Additional New Term B-1 Commitment), as such amount may be reduced at or prior to such time pursuant to Section 2.05.”;

(vii) By deleting the definition of “Term B-2 Commitment” in its entirety and inserting the following definition in proper alphabetical order:

“‘New Term B-2 Commitment’ means, with respect to any New Term B-2 Lender at any time, the amount set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 9.07(d) as such Lender’s ‘New Term B-2 Commitment’ (inclusive of such New Term B-2 Lender’s Additional New Term B-2 Commitment), as such amount may be reduced at or prior to such time pursuant to Section 2.05.”;

(viii) By deleting the definition of “Term B Facility” in its entirety and inserting the following definition in proper alphabetical order:

“‘New Term B Facility’ means the New Term B-1 Facility or the New Term B-2 Facility.”;

(ix) By deleting the definition of “Term B-1 Facility” in its entirety and inserting the following definition in proper alphabetical order:

“‘New Term B-1 Facility’ means, at any time, the aggregate amount of the New Term B Lenders’ New Term B-1 Commitments at such time.”;

(x) By deleting the definition of “Term B-2 Facility” in its entirety and inserting the following definition in proper alphabetical order:

“‘New Term B-2 Facility’ means, at any time, the aggregate amount of the New Term B Lenders’ New Term B-2 Commitments at such time.”;

(xi) By deleting the definition of “Term B Lender” in its entirety and replacing it with the following definition in its place:

“‘Term B Lender’ has the meaning specified in Section 1.01 of this Credit Agreement, as in effect prior to the Amendment No. 1 Effective Date.”;

(xii) By deleting the definition of “Term B-1 Lender” in its entirety and replacing it with the following definition in its place:

“‘Term B-1 Lender’ has the meaning specified in Section 1.01 of this Credit Agreement, as in effect prior to the Amendment No. 1 Effective Date.”;

(xiii) By deleting the definition of “Term B-2 Lender” in its entirety and replacing it with the following definition in its place:

“‘Term B-2 Lender’ has the meaning specified in Section 1.01 of this Credit Agreement, as in effect prior to the Amendment No. 1 Effective Date.”;

(xiv) By deleting the definition of “Term B Note” in its entirety and inserting the following definition in proper alphabetical order:

“‘New Term B Note’ means a promissory note of the Borrower payable to the order of any New Term B Lender, in substantially the form of Exhibit A-1 hereto, evidencing the indebtedness of the Borrower to such Lender resulting from the New Term B Advances made by such Lender, as amended.”;

(xv) By deleting the definition of “Unused Term B-2 Commitment” in its entirety and inserting the following definition in its place:

‘“Unused New Term B-2 Commitment” means, with respect to any New Term B-2 Lender at any time, (a) such Lender’s New Term B-2 Commitment at such time minus (b) the sum of the aggregate principal amount of all New Term B-2 Advances made by such Lender (in its capacity as a Lender) and outstanding at such time.”

(xvi) By inserting the following new definitions therein in the appropriate alphabetical order:

“Additional New Term B-1 Advance” has the meaning set forth in Section 2.01(a)(ii).

“Additional New Term B-1 Borrowing” means a borrowing consisting of simultaneous Additional New Term B-1 Advances of the same Type made by the Additional New Term B-1 Lenders.

“Additional New Term B-1 Commitment” means, with respect to an Additional New Term B-1 Lender, the commitment of such Lender to make Additional New Term B-1 Advances on the Amendment No. 1 Effective Date, in the amount set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 9.07(d) as such Lender’s ‘Additional New Term B-1 Commitment’. The aggregate amount of the Additional New Term B-1 Commitments shall equal the outstanding principal amount of Term B-1 Advances of Term B-1 Lenders that do not execute and deliver Amendment No. 1 on or prior to the Amendment No. 1 Effective Date.

“Additional New Term B-1 Lender” means a Person with an Additional New Term B-1 Commitment to make Additional New Term B-1 Advances to the Borrower on the Amendment No. 1 Effective Date, it being understood that an Additional New Term B-1 Lender may be a Term B Lender.

“Additional New Term B-2 Commitment” means, with respect to an Additional New Term B-2 Lender, the commitment of such Lender to make Additional New Term B-2 Advances on the Amendment No. 1 Effective Date, in the amount set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 9.07(d) as such Lender’s ‘Additional New Term B-2 Commitment’.

“Additional New Term B-2 Lender” means a Person with an Additional New Term B-2 Commitment to make Additional New Term B-2 Advances to the Borrower, it being understood that an Additional New Term B-2 Lender may be a Term B Lender.

“Amendment No. 1” means Amendment No. 1 to this Credit Agreement dated as of December 7, 2005, among the Borrower, the Administrative Agent and the Required Lenders signatory thereto.

“Amendment No. 1 Effective Date” has the meaning specified in Section 3 of Amendment No. 1.

“New Term B Advance” means a New Term B-1 Advance or a New Term B-2 Advance.

“New Term B-1 Advance” has the meaning set forth in Section 2.01(a)(i).

“New Term B-2 Advance” has the meaning set forth in Section 2.01(b)(i).

“New Term B Lender” means a New Term B-1 Lender or a New Term B-2 Lender.

“New Term B-1 Lender” means, collectively, (a) each Term B-1 Lender that executes and delivers Amendment No. 1 on or prior to the Amendment No. 1 Effective Date and (b) each Additional New Term B-1 Lender.

“New Term B-2 Lender” means any Lender that has a New Term B-2 Commitment.

“Term B-2 Commitment Fee Rate” means (i) for the period beginning on the Effective Date and ending on the date that is twelve months following the Effective Date, 1.00% per annum and (ii) thereafter until the New Term B-2 Availability Termination Date, 2.00% per annum.”

(b) Section 2.01(a) is hereby deleted in its entirety and replaced by the following:

“(a) The New Term B-1 Advances. (i) Exchange. Subject to the terms and conditions hereof, each Term B-1 Lender with a New Term B-1 Commitment severally agrees to exchange its Term B-1 Advances for a like principal amount of advances (each a “New Term B-1 Advance”) to the Borrower in an amount not to exceed such Lender’s New Term B-1 Commitment on the Amendment No. 1 Effective Date, and from and after the Amendment No. 1 Effective Date, each such Term B-1 Advance shall be deemed refinanced in full and each such New Term B-1 Advance shall be deemed made hereunder.

(ii) The Additional New Term B-1 Advances. Each Additional Term B-1 Lender severally agrees, on the terms and conditions hereinafter set forth, to make advances (each an “Additional New Term B-1 Advance”) to the Borrower on the date that Section 2 of Amendment No. 1 becomes effective in accordance with the terms thereof, in an amount equal to such Lender’s Additional New Term B-1 Commitment at such time. Amounts borrowed under this Section 2.01(a)(ii) and repaid or prepaid may not be reborrowed.

(iii) Interest. On the Amendment No. 1 Effective Date, the Borrower shall pay all accrued and unpaid interest in respect of the Term B-1 Advances to the Term B-1 Lenders; provided, however, that the Interest Periods in effect on the Amendment No. 1 Effective Date in respect of the Term B-1 Advances that have been exchanged for New Term B-1 Advances in accordance with clause (i) above shall continue in respect of such New Term B-1 Advances on and after the Amendment No. 1 Effective Date, and Term B-1 Advances shall accrue interest at the Applicable Margin in effect on and after the Amendment No. 1 Effective Date.”

(c) Section 2.01(b) is hereby deleted in its entirety and replaced by the following:

“(b) The New Term B-2 Advances. (i) The New Term B-2 Advances. Each New Term B-2 Lender severally agrees, on the terms and conditions hereinafter set forth, to make advances (each a “New Term B-2 Advance”) to the Borrower during the period from the Effective Date until the date that is eighteen months following the Effective Date (the “New Term B-2 Availability Termination Date”) in an amount not to exceed such Lender’s Unused New Term B-2 Commitment at such time. The New Term B-2

Borrowing shall be in an aggregate amount of $5,000,000 or an integral multiple of $500,000 in excess thereof (or the remaining Unused New Term B-2 Commitments, if less) and shall consist of New Term B-2 Advances made simultaneously by the New Term B-2 Lenders ratably according to their New Term B-2 Commitments. Amounts borrowed under this Section 2.01(b)(i) and repaid or prepaid may not be reborrowed.

(ii) Fees. On the Amendment No. 1 Effective Date, the Borrower shall pay all accrued and unpaid fees under Section 2.08(b) owing to the Term B-2 Lenders.”

(d) Section 2.08(b) is hereby amended by replacing the words “at the rate of 1% per annum” contained therein with the words “at the Term B-2 Commitment Fee Rate”

(e) Section 2.14 of the Credit Agreement is hereby amended by adding a new subsection (c) to the end thereof to read as follows:

“and (c) the Additional New Term B-1 Advances shall be available (and the Borrower agrees that it shall use such proceeds) solely to repay Obligations owing to those Term B-1 Lenders that are not exchanging their Term B-1 Advances for New Term B-1 Advances pursuant to Section 2.01(a)(i).”

(f) Section 9.07(a)(i) of the Credit Agreement is hereby deleted in its entirety and replaced by the following:

“(i) each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations under and in respect of (A) the Revolving Credit Facility and/or (B) the New Term B-1 Facility and the New Term B-2 Facility,”

(g) Paragraph 1 of Exhibit C to the Credit Agreement is hereby amended by adding the following parenthetical immediately prior to the period at the end of the first sentence thereof:

“(it being understood that each such assignment in respect of the New Term B Facility shall be of a uniform, and not a varying, percentage of all of the Assignor’s rights and obligations under and in respect of the New Term B-1 Facility and the New Term B-2 Facility)”

(h) Upon the Amendment No. 1 Effective Date, the New Term B Advances shall have the same terms, rights and obligations as the Term B Advances as set forth in the Loan Documents, except as modified by Section 1 of this Amendment, and all references to “Term B”, “Term B-1”, “Term B-2”, “Term B-2 Advances”, “Term B-2 Commitment”, “Term B-2 Facility”, “Term B-2 Note”, “Term B-2 Lenders” and “Term B-2 Borrowings” in the Loan Documents shall be deemed to be references to “New Term B”, New Term B-1”, “New Term B-2”, “New Term B Advances”, “New Term B Commitment”, “New Term B Facility”, “New Term B Note”, “New Term B Lenders” and “New Term B Borrowings”, respectively.

SECTION 3. Conditions to Effectiveness. (a) This Amendment (other than Section 2 hereof) shall become effective as of the first date set forth above (the “Amendment No. 1 Effective Date”) when each of the following conditions shall have been fulfilled to the satisfaction of the Administrative Agent:

(i) Execution of Counterparts. The Administrative Agent shall have received counterparts of this Amendment, duly executed and delivered on behalf of each of (a) the

Borrower, (b) the Administrative Agent and (c) the Required Lenders, or as to any of the foregoing parties, advice reasonably satisfactory to the Administrative Agent that each of the foregoing parties has executed a counterpart of this Amendment;

(ii) Payment of Fees and Expenses. The Borrower shall have paid all fees and expenses of the Administrative Agent (including, without limitation, the reasonable fees and expenses of Shearman & Sterling LLP) incurred in connection with the preparation, negotiation and execution of this Amendment and other matters relating to the Credit Agreement from and after the last invoice to the extent invoiced;

(iii) Execution of Consent. The Administrative Agent shall have received counterparts of a Consent substantially in the form of Exhibit A to this Amendment, duly executed by each of the entities listed therein; and

(iv) Consummation of Riverboat Sale. The Riverboat Sale shall have been (or, concurrently with the effectiveness of Section 1 of this Amendment, will be) consummated in accordance with the terms of the Purchase Agreement.

(b) Section 2 of this Amendment shall become effective as of the Amendment No. 1 Effective Date when each of the following conditions shall have been fulfilled to the satisfaction of the Administrative Agent:

(i) Execution of Counterparts. The Administrative Agent shall have received counterparts of this Amendment, duly executed and delivered on behalf of (a) each New Term B Lender and (b) each Term B-1 Lender, or in lieu of one or more Term B-1 Lenders, one or more Additional New Term B-1 Lenders providing Additional New Term B-1 Commitments in an amount sufficient to refinance all of the principal of the Term B-1 Advances owed to such non-consenting Term B-1 Lenders, or as to any of the foregoing parties, advice reasonably satisfactory to the Administrative Agent that each of the foregoing parties has executed a counterpart of this Amendment;

(ii) Notice of Borrowing. The Borrower shall have provided the Administrative Agent with a Notice of Borrowing in accordance with the requirements of Section 2.02(a) of the Credit Agreement prior to the Amendment No. 1 Effective Date with respect to the borrowing of the Additional New Term B-2 Advances on the Amendment No. 1 Effective Date, except that the three Business Day notice requirement is hereby waived;

(iii) Payment of Fees and Expenses. The Borrower shall have paid to the Administrative Agent, for the benefit of each Lender executing this Amendment on or before December 7, 2005, a fee equal to 0.10% of the aggregate principal amount of the Revolving Credit Commitment, Term B-1 Advance and Term B-2 Commitment of each such Lender outstanding as of the date of this Amendment;

(iv) Evidence of Debt. Each Additional New Term B-1 Lender shall have received, if requested, a Note payable to the order of such Lender duly executed by the Borrower in substantially the form of Exhibit A-1 to the Credit Agreement, as modified by this Amendment, evidencing the Additional New Term B-1 Advances; and

(v) Interest, Fees, Etc. Simultaneously with the making of the New Term B-1 Advances, (A) the Borrower shall have paid to all the Term B-1 Lenders all accrued and unpaid interest in respect of the Term B-1 Advances to the Amendment No. 1 Effective Date plus any cost or expense required to be paid pursuant to Section 9.04(c) of the Credit Agreement and (B) the Borrower shall have paid all accrued and unpaid fees under Section 2.08(b) owing to the Term B-2 Lenders.

SECTION 4. Confirmation of Representations and Warranties. The Borrower hereby represents and warrants, on and as of the date hereof, that the representations and warranties contained in the Credit Agreement are correct and true in all material respects on and as of the date hereof, before and after giving effect to this Amendment, as though made on and as of the date hereof, other than any such representations or warranties that, by their terms, refer to a specific date.

SECTION 5. Reference to and Effect on the Transaction Documents. (a) On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other transaction documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified by this Amendment.

(b) The Credit Agreement, the Notes and each of the other Loan Documents, as specifically amended and otherwise modified by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents, in each case as amended by this Amendment.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or any Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

SECTION 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 7. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, and shall be subject to the jurisdictional and service provisions of the Credit Agreement, as if this were a part of the Credit Agreement.

SECTION 8. Entire Agreement; Modification. This Amendment constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, there being no other agreements or understandings, oral, written or otherwise, respecting such subject matter, any such agreement or understanding being superseded hereby, shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and may not be amended, extended or otherwise modified, except in a writing executed in whole or in counterparts by each party hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective authorized officers as of the day and year first above written.

TRUMP ENTERTAINMENT RESORTS HOLDINGS, L.P., as Borrower

By:	Trump Entertainment Resorts, Inc., its general partner

By:
Name:	John P. Burke
Title:	Executive Vice President and
Corporate Treasurer

MORGAN STANLEY SENIOR FUNDING, INC.,
as Administrative Agent

By
Name:
Title:

MORGAN STANLEY SENIOR FUNDING, INC., as Lender

By
Name:
Title:

[NAME OF LENDER], as Lender

By
Name:
Title:

EXHIBIT A TO AMENDMENT NO. 1

CONSENT

Reference is made to the Credit Agreement, dated as of May 20, 2005, among Trump Entertainment Resorts Holdings, L.P., a Delaware limited partnership (the “Borrower”), the General Partner (as defined therein), the Subsidiary Guarantors (as defined therein), the Lender Parties party thereto and the Agents (as defined therein) (as amended by Amendment No. 1 thereto, dated as of December 7, 2005, the “Credit Agreement”; capitalized terms used herein but not defined being used herein as defined in the Credit Agreement).

Each of the undersigned confirms and agrees that (a) notwithstanding the effectiveness of the foregoing Amendment No. 1 to the Credit Agreement, each Loan Document to which such Person is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, in each case as amended by Amendment No. 1 to the Credit Agreement, and (b) the Collateral Documents to which such Person is a party and all of the Collateral described therein do, and shall continue to, secure the payment of all of the Secured Obligations and the Guaranteed Obligations, respectively.

TRUMP ENTERTAINMENT RESORTS, INC.,
as a Guarantor under the Credit Agreement

By:
Name:	John P. Burke
Title:	Executive Vice President and
Corporate Treasurer

TCI 2 HOLDINGS, LLC,
as a Subsidiary Guarantor under the Credit Agreement

By:	Trump Entertainment Resorts Holdings,
Inc., its sole member

By:
Name:	John P. Burke
Title:	Executive Vice President and
Corporate Secretary

TRUMP INDIANA REALTY, LLC;
TRUMP MARINA ASSOCIATES, LLC;
TRUMP PLAZA ASSOCIATES, LLC;
TRUMP TAJ MAHAL ASSOCIATES, LLC;
TRUMP ENTERTAINMENT RESORTS DEVELOPMENT COMPANY, LLC; each as a Subsidiary Guarantor under the Credit Agreement

By:	Trump Entertainment Resorts Holdings,
L.P., their sole member

By:	Trump Entertainment Resorts, Inc., its
general partner

By:
Name:	John P. Burke
Title:	Executive Vice President and
Corporate Treasurer

TRUMP ENTERTAINMENT RESORTS FUNDING, INC., as a Subsidiary Guarantor under the Credit Agreement

By:
Name:	John P. Burke
Title:	Corporate Treasurer